UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 25, 2004

Date of Report

(Date of earliest event reported)

Castle Dental Centers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13263	76-0486898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3701 Kirby Drive, Suite 550

Houston, Texas 77098

(Address of principal executive offices, including zip code)

(713) 490-8400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address,

if changed since last report)

Item 1.	Changes in Control of Registrant.

Not applicable to this filing.

Item 2.	Acquisition or Disposition of Assets.

Not applicable to this filing.

Item 3.	Bankruptcy or Receivership.

Not applicable to this filing.

Item 4.	Changes in Registrant’s Certifying Accountants.

Not applicable to this filing.

Item 5.	Other Events.

On April 25, 2004, the Registrant entered into an Agreement and Plan of Merger with Bright Now! Dental, Inc., pursuant to which a wholly owned subsidiary of Bright Now! will merge with and into the Registrant. A description of the merger agreement is contained in the Registrant’s April 26, 2004 press release attached hereto as Exhibit 99.1 and incorporated herein by reference. The Agreement and Plan of Merger is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Sentinel Capital Partners II, L.P., the holder of a majority of the Registrant’s voting stock, has executed a written consent of stockholder approving the merger and has entered into a letter agreement with Bright Now! in connection with the merger agreement. The written consent and letter agreement are attached hereto as Exhibits 10.2 and 10.1, respectively, and are incorporated herein by reference.

Item 6.	Resignation of Registrant’s Directors.

Not applicable to this filing.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

Not applicable to this filing.

Item 8.	Change in Fiscal Year.

Not applicable to this filing.

Item 9.	Regulation FD Disclosure.

Not applicable to this filing.

Item 10.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Not applicable to this filing.

Item 11.	Temporary Suspension of trading Under Registrant’s Employee Benefit Plans.

Not applicable to this filing.

Item 12.	Results of Operations and Financial Condition.

Not applicable to this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASTLE DENTAL CENTERS, INC.

Dated:	April 26, 2004	By:	/s/ John M. Slack

John M. Slack Interim Chief Executive Officer

EXHIBIT INDEX

Exhibits

2.1	Agreement and Plan of Merger dated April 25, 2004, among Castle Dental Centers, Inc., Bright Now! Dental, Inc. and Drawbridge Acquisitions, Inc.

10.1	Letter Agreement between Sentinel Capital Partners II, L.P. and Bright Now! Dental, Inc. dated April 25, 2004.

10.2	Action by Written Consent of Stockholder of Castle Dental Centers, Inc. dated April 25, 2004.

99.1	Copy of Castle Dental Centers, Inc.’s Press Release dated April 26, 2004.

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